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                                                                     Exhibit 11

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information and to the incorporation by reference into the Prospectuses which have been incorporated by reference in this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement"), of our report dated May 16, 1996, relating to the financial statements and financial highlights of ESC Strategic Asset Preservation Fund, ESC Strategic Income Fund, ESC Global Equity Fund, ESC Strategic Small Cap Fund and ESC Strategic Appreciation Fund (five of the six portfolios constituting ESC Strategic Funds, Inc.), which report appears in the Statements of Additional Information constituting parts of the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Statements of Additional Information constituting parts of the Registration Statement.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
October 10, 1996